SECURITIES AND EXCHANGE COMMISSION
  SECURITIES AND EXCHANGE COMMISSIONSECURITIES AND EXCHANGE
              COMMISSIONWashington, D.C. 20549

             Pre-Effective Amendment Number Two
                          Form SB-2
                   REGISTRATION STATEMENT
                            Under
                 THE SECURITIES ACT OF 1933


                   BLUESTONE VENTURES INC.
(Exact name of registrant as specified in its charter)


Nevada                       1000             98-0372780
(State or jurisdiction  (Primary Standard         (I.R.S.
of incorporation or   Industrial Classification   Employer
organization)             Code Number)        Identification No.)




      11940 Old Yale Road, Surrey, British Columbia V3V 3X3 Canada

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent for Service:          With a Copy to: Edward Wong, CEO
Christopher J.  Moran, Jr.                  Bluestone Ventures Inc.
4625 Clary Lakes Drive                      11940 Old Yale Road
Roswell, Georgia  30075                     Surrey, British Columbia
                                            V3V 3X3 Canada
Telephone: (770) 518-9542                   Telephone:  (604) 618-9110
Fax:       (770) 518-9640
(Name, address, including zip code, and telephone number, including area code, of agent for service)


Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.


          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filed to register additional securities for
an offering pursuant to Rule 462(b) under the Securities
Act, check the following box and list the Securities Act
Registration Statement number of the earlier effective
Registration statement for the same offering.       [ ]

     If this Form is a post-effective amendment filed
pursuant to Rule 4628 under the Securities Act, check the
following box and list the Securities Act Registration
Statement number of the earlier effective Registration
Statement for the same offering.                    [ ]

     If this Form is a post-effective amendment filed
pursuant to Rule 462(d) under the Securities Act, check the
following box and list the Securities Act Registration
Statement number of the earlier effective Registration
Statement for the same offering.                    [ ]

     If delivery of the Prospectus is expected to be made
pursuant to Rule 434, check the following box.      [ ]

               CALCULATION OF REGISTRATION FEE



                          Proposed     Proposed
             Amount       Maximum      Maximum       Amount of
             To be        Offering     Aggregate     Registration
Title of     Registered   Price        Offering      Fee
each Class                per unit     price
of Securities
to be
registered

Common       1,741,000    $0.25 per    $ 435,250     $ 40.00
stock        shares       share

 No exchange or over-the-counter market exists for Bluestone
   Ventures Inc. common stock. The average price paid for Bluestone Ventures Inc. common stock was $0.25 per share.

 The Registrant hereby amends this Registration Statement on such date or dates as may
      be necessary to delay its effective date until the
          Registrant shall file a further amendment
 which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration
    Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.




                         SUBJECT TO COMPLETION

                              Prospectus
                                      , 2002

                        BLUESTONE VENTURES INC.


                   1,741,000 shares of common stock
  to be sold by the registrant as issuer and by current shareholders

This is the initial public offering of common stock of Bluestone Ventures Inc. and no public market currently exists for these shares. Bluestone Ventures Inc. is offering for sale up to 260,000 shares of our common stock on a "self-underwritten", best efforts basis at a price of $0.25 per share for a period of one hundred and eighty days from the date of this prospectus.

______________________________________________________________________
Price to Public    Underwriting Commissions    Proceeds to Bluestone
                                               Ventures, Inc.
Per Share:          $0.25 per share              $0
$0.25 per share
Total Offering:  $435,250          $0            $65,000
_________________________________________________________________
The price for our common shares offered was set arbitrarily by us and does not relate to earnings, book value or any other established method of valuation; there are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set and no commissions will be paid for the sale of the 260,000 shares offered by Bluestone Ventures Inc.

Concurrently with this offering, our selling shareholders are selling 1,481,000 shares at $.0.25 per share. These shares have been included in the column entitled A Total Offering@ in the table above.

This investment involves a high degree of risk. See "Risk Factors" beginning on page 7.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. The SEC has not made any recommendations
that you buy or not buy the shares.   Any representation to the
contrary is a criminal offense.

We will amend and complete the information in this prospectus. Although we are permitted by US federal securities law to offer these securities using this prospectus, we may not sell them or accept your offer to buy them until the SEC has declared the documentation filed with the SEC relating to these securities effective. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.



                           TABLE OF CONTENTS


                                                       PAGE

Summary                                                   6
Risk Factors                                              7
  -         If we do not obtain additional financing, our
       business will fail.
  -    Because we have only recently commenced business
       operations, we face a high risk of business failure.
  -    Because we have only recently commenced business
       operations, we expect to incur operating losses for the
       foreseeable future.
  -    Because management has only limited experience in
       mineral exploration, the business has a higher risk of
       failure.
  -         Because of the speculative nature of mineral
       property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.
-         Because of the inherent dangers involved in
mineral exploration, there is a risk that we may incur
liability or damages as we conduct our business.
-         If we discover commercial reserves of precious
metals on our mineral property, we can provide no assurance
that we will be able to successfully place the mineral
claims into commercial production.
  -         If we do not obtain clear title to our mineral
       claim, our business may fail.
  -    Because market factors in the mining business are
       largely out of our control, we may not be able to market any ore that may be found.
  -    We are dependent on our directors who will not devote
       their full time and attention to our affairs and this could result in delays or business failure.
  - Our directors own approximately 70% of our outstanding common stock, they will control and make corporate decisions that may be disadvantageous to minority shareholders.
  -    Risks Related to the Securities Market
  -    Because our stock price will initially be less than $5
       and not quoted on a national exchange, we are likely to be subject to government regulations concerning broker dealer practices in connection with penny stocks.
  -         There is no liquidity for our common stock.
Use of Proceeds                                          13
Determination of Offering Price                          14
Dilution                                                 15
Selling Shareholders                                     16
Plan of Distribution                                     23
Legal Proceedings                                        26
Directors, Executive Officers, Promoters and Control Persons
                                                         26
Security   Ownership  of  Certain  Beneficial   Owners   and
Management                                               28
Description of Securities                                29
Interests of Named Experts and Counsel                   30
Disclosure  of  Commission Position of  Indemnification  for
Securities Act Liabilities.                              31
Organization Within Last Five Years                      31
Description of Business                                  31
Plan of Operation                                        39
Description of Property                                  41
Certain Relationships and Related Transactions           43
Market for Common Equity and Related Stockholder Matters 43
Executive Compensation                                   45
Index to Financial Statements                            45
Financial Statements                                     47
Changes in and Disagreements with Accountants Disclosure 63
Available Information                                    63




                     Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

We propose to be in the business of mineral property exploration. We have the option to earn a 100% interest, subject to a 2% "net smelter returns royalty", as defined on page 27, in four mineral claims units located in the Gravel River area, Thunder Bay Mining District, Ontario, Canada which we refer to as the Nagunagisic Lake property. Our objective is to conduct mineral exploration activities on the Nagunagisic Lake property in order to assess whether it possesses commercially exploitable reserves of minerals.

No commercially exploitable reserves have been found on the Nagunagisic Lake property and we cannot assure investors that any such reserves will be found.


Name, Address, and Telephone Number of Registrant

   Bluestone Ventures Inc.
   11940 Old Yale Road
   Surrey, BC V3V 3X3, CANADA
   (604) 618-9110


The Offering

-    Price per share offered                             $0.25
-    common stock offered by the company                  260,000    shares
-    common stock offered by selling shareholders         1,481,000  shares
-    common stock to be outstanding after the offering    5,241,000  shares
     (assuming all shares are sold)
-    use of proceeds:
     Property payment to Robert Gordon Anderson pursuant
     to mineral property option agreement:                  $25,000
     Offering Expenses:                                     $24,500
     Exploration of Nagunagisic Lake property:              $15,500

Summary Financial Information

Balance Sheet Date                        June 30, 2002, (Unaudited)

Cash                                      $12,202
Total Assets                              $63,202
Liabilities                               $     0
Total Stockholders= Equity                $63,202

Statement of Loss and Deficit
             From Incorporation on  For year ended     For six month
             July 12, 2000 to       December 31, 2001  period ended
             Dec 31, 2000                              June 30, 2002

Revenue        $     89              $      473         $      66
Net Loss         $1,164              $    2,004           $10,980


                             Risk Factors


Risk factors affecting operating results

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. You may lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete the development and exploration of our mineral claim, and therefore we will need to obtain additional financing in order to complete our business plan. As of June 30, 2002 we had cash on hand of $12,202. Our business plan calls for significant expenses in connection with the exploration of the Nagunagisic Lake property. The Phase I exploration program on the property as recommended by our consulting geologist is estimated to cost approximately $40,000. We are only raising $15,500 of this amount, even if this entire offering is sold. We will require additional financing in order to complete these activities. Although we may complete the Phase I program in several sub-phases, this will increase the cost of the exploration program. If we are unable to obtain additional funding, our proposed business will fail.

We must also make the following cash payments to Robert Anderson, the owner of the Nagunagisic Lake property, in order to keep our option to acquire the property in good standing. We must pay $100,000 to Mr. Anderson by June 1, 2003 and a further $100,000 by June 1, 2004. If we cannot raise funds for these payments, we must either renegotiate our agreement with Mr. Anderson or lose any interest in the Lake Nagunagisic property. Such a loss would result in a probable failure of any business we could undertake as well as a total loss to you on your investment.

In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including market prices for any minerals found, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us and could result in your investment becoming worthless.

We believe the only realistic source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

Should this offering be unsuccessful we would be faced with several options:
_ cease operations and go out of business completely;
_ begin looking for additional capital on terms that are acceptable;
  or
_ bring in additional capital that involves a change of control.

In the event of any of the above you could lose all of substantially all of your entire investment.


Because we have only recently commenced business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of our mineral claim, and thus have no way to evaluate the likelihood that we will be able to operate our business successfully. We were incorporated in July 2000 and to date have been involved primarily in organizational activities and the acquisition of the mineral claim. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail and you may lose your entire investment in this offering..

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future and this could result in a total loss of your investment.

We have never earned revenues and we have never been profitable. Prior to completing exploration on the Nagunagisic Lake property, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from our mineral claims, we will fail and you will lose your entire investment..

Since the land we intend to explore has no known reserves of any minerals, we must be considered an exploratory stage company.

In mining language, we are considered an exploration or exploratory stage company. In our case, this means that we propose to be involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. We know of no ore on the properties we intend to examine and we know of no ore reserves on these properties. Accordingly, your investment may become worthless.

Because management has only limited experience in mineral exploration, our business has a higher risk of failure than other mining ventures..

Our management, while experienced in business operations, has only limited experience in mineral exploration. None of our directors has any geological training. With no direct training in these areas, our management may not be fully aware of many of the specific requirements related to working within the business of exploration for minerals. Their decisions and choices may not take into account standard geologic, engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management=s lack of experience in this industry. In addition, our venture faces a higher risk of failure than those undertaken by other mining ventures.

Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the Nagunagisic Lake property contains commercially exploitable reserves. Exploration for minerals is a speculative venture necessarily involving substantial risk. The exploration work that we intend to conduct on the Nagunagisic Lake property may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and you would lose your entire investment.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position, and could result in the bankruptcy of our company.

If we discover commercial reserves of precious metals on our mineral property, we can provide no assurance that we will be able to successfully place the mineral claims into commercial production without a substantial capital infusion.

Our mineral property does not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the mineral claims into commercial production. In such an event, we may be unable to obtain any such funds or to obtain such funds on terms that we consider economically feasible and you may lose your entire investment in this offering.

If we do not obtain clear title to our mineral claim, our business may fail.

While we have obtained geological reports with respect to our mineral property, this should not be construed as a guarantee of title. The property may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. The Nagunagisic Lake property has not been surveyed and therefore, the precise location and boundaries of the property may be in doubt. If we are unable to obtain clear title you may lose your investment in our program.

Because of market factors the, demand for ore in the mining business is largely out of our control, we may not be able to market any ore that may be found. and your investment may become worthless.

The mining industry, in general, is intensively competitive and we can provide no assurance to investors that, even if commercial quantities of ore are discovered, that a ready market will exist for the sale of any ore found. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

We are dependent on our directors who will not devote their full time and attention to our affairs and this could result in delays or business failure.

Our three officers and directors are all employed on a full time basis with other companies. Loss of any of their services may hamper our ability to implement our business plan, and could cause our stock to become worthless. We will be heavily dependent upon our three directors= entrepreneurial skills and experience to implement our business plan. Their inability to devote full time and attention to our affairs could result in delays in getting into our proposed business.

We do not have an employment agreement with any of our three officers and directors and there is no assurance that they will continue to manage our affairs in the future. We could lose the services of any or all of our officers and directors, or they could decide to join a competitor or otherwise compete with us directly or indirectly. This would have a negative affect on our proposed business and could cause the price of the stock to be worthless. The services of our officers and directors would be difficult to replace. Because investors will not be able to evaluate the merits of our business decisions, they should carefully and critically assess the background of each director.

Our directors own approximately 70% of our outstanding common stock, they will control and make corporate decisions that may be disadvantageous to minority shareholders.

Collectively, our directors own approximately 70% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions and also the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We are required by our mineral property amending agreement to incur $30,000 of expenditures for exploration and development work under the direction of a qualified geologist or project engineer by August 30, 2003 and an additional $60,000 by August 30, 2004 and our venture will fail if we cannot raise these funds or extend the agreement.

Our mineral property amending agreement, dated November 5, 2001, requires us to incur $10,000 of expenditures for exploration and development work under the direction of a qualified geologist or project engineer by August 30, 2002, we have satisfied this requirement. We are further required, pursuant to this agreement, to incur expenditures of $30,000 by August 30, 2003 and an additional $60,000 by August 30, 2004. Our venture will fail if we cannot raise these funds or extend the agreement. We have not conducted any negotiations with respect to extending this agreement, we have not sought a source for funding these expenditures, and, if we fail to make these expenditures, we may lose our mineral property option agreement with Robert Gordon Anderson and you could lose your entire investment.


Risks Related to the Securities Market

Because our stock price will initially be less than $5.00 per share and because our shares will not be quoted on a national exchange, we are likely to be subject to government regulations concerning broker dealer practices in connection with penny stocks.

The Securities & Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer (i) with bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock become subject to the penny stock rules, stockholders may have difficulty selling our securities.




There is no liquidity for our common stock.

There is presently no demand for the common stock of our company. There is presently no public market in our shares. While we intend to apply for a quotation on the Over the Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale.

Our common stock has no prior market and resale of your shares may be difficult.

There is no public market for our common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. This means that there may be no market for your stock.

The trading market price of our common stock may decline below the price at which it was sold. If a market should develop, the price may be highly volatile. In addition, an active public market for our common stock may not develop or be sustained. If selling stockholders sell all or substantial amounts of their common stock in the public market, the market price of our common stock could fall. and you would lose your entire investment.

This offering is being conducted on a a self underwriting@ basis and all of the funds obtained may go solely towards offering expenses.

Our officers and directors on a a self underwriting@ basis are selling this offering. This means that no professional broker or dealer is involved in the offering of our shares and substantially increases the risk that we may be unable to sell all of our shares and therefore be unable to pay our offering expenses.

Our Auditors have expressed substantial doubt about our ability to continue as a going concern.


The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were recently incorporated on July 12, 2000 and we do not have a history of earnings, which raises substantial doubt about our ability to continue as a going concern. Our management=s plans in regard to this matter are also described in Note
1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                            Use of Proceeds




                    Table 1 B Sale of 100% of        Table 2 B Saleof 50% of
                       Issuer stock offered:         Issuer stock offered:

Gross Proceeds                     $65,000               $32,500
Less expenses of offering:
       Legal Fees                   20,000                20,000
       Accounting                    3,500                 3,500
       Electronic filing             1,000                 1,000
       and printing
Net Proceeds                        40,500                 8,000
Use of net proceeds:
       Option Payment               25,000                 8,000
       Exploration Expenditures     10,000                     0
       Working Capital (1)           5,500                     0

Total Use of Proceeds               65,000               $32,500

(1) The $5,500 designated as working capital has not been specifically designated for a particular use. These funds will be used solely for unanticipated expenses and contingencies including additional legal fees, accounting fees, regulatory filing fees or Edgar formatting fees or, in the event we do not incur any unanticipated expenses and contingencies, for mineral exploration.

                       Table 3 B Sale of 25% of     Table 4 B Sale of 10% of
                       Issuer stock offered:        Issuer stock offered:


Gross Proceeds                  $16,250                    $6,500
Less expenses of offering:
       Legal Fees                20,000                    20,000
       Accounting                 3,500                     3,500
       Electronic filing          1,000                     1,000
       and printing
Net Proceeds                     (8,250)                  (18,000)

Net Proceeds                     (8,250)                  (18,000)
Use of net proceeds:
       Option Payment                 0                         0
       Exploration Expenditures       0                         0
       Working Capital                0                         0
Total Use of Proceeds            16,250                     6,500

As the four tables above indicate:

- We will not have sufficient funds to commence operations unless substantially all of the 260,000 common shares being offered by us are purchased. If we sell only 130,000 of our common shares we would have no working capital to deal with unanticipated expenses and contingencies.

- In the event we only sell 65,000 of our common shares we would be unable to pay our attorneys, accountants, electronic filing and printing expenses out of the proceeds of this offering and would owe $8,250 to such individuals and entities. In addition, we would have to liquidate substantially all of our assets to make our option payment and would not have enough assets to fund our mineral exploration.

- If we only sold 26,000 of our common shares, we would not have adequate funds to pay our attorneys, accountants, electronic filing and printing costs and would owe $18,000 to such individuals and entities. In addition, there would be absolutely no funds for our option payment or for our exploration expenditures.

     We have estimated that we will have approximately $5,500 additional working capital if all of the 260,000 common shares being offered by us are sold. This money will be used for contingency and/or additional unanticipated expenses of getting the business started. This money may or may not be enough to run the business until additional financing can be obtained. If it is not enough we will be forced to look for more funding. No arrangements have been made for this funding.




             Determination of Offering Price

The offering price of this issue was set in a purely arbitrary manner. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs. We also took into account the resultant number of shares in the "float", i.e. the number of shares available to be traded. The final consideration was our perceived market capitalization or the theoretical total worth of the shares of Bluestone Ventures, Inc. if they were all sold at a specific price at the same time.
                               Dilution


Bluestone Ventures, Inc., prior to this offering has 4,981,000 shares of stock issued and outstanding. 1,481,000 of these shares are being registered for sale by our present shareholders in this prospectus.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.


          Average   Percentage  Percentage   Percentage  Percentage   Total
          Price        of        of          of          of         Consider
          Paid      Conside-    Conside-     Shares      Shares     -ation
                    ration      ration       Held        Held       and number
                    (50%        (100%       ((50%        (100%         of
                    Subscri-    Subscri-     Subscri-    Subscri-    shares
                    ption)      ption)       ption)      ption)      issued






Present   $0.011     61.80 %     44.73%       97.46%      95.04     $90,600
Share-                                                             $4,981,000
holders

Investors $0.25      38.20%      55.27%        2.54%       4.96%    $65,000
in
This                                                                 260,000
Offering

Included in the 4,981,000 shares issued to present shareholders is the 250,000 shares issued to of the property. No consideration amount has been included for these shares under the Total Consideration column, though the agreement states that they were issued at a deemed price of $0.10 per share.

The following table will show the net tangible value of the shares before and after shares are subscribed in this offering

                                        Before    After 50%      After 100%
                                       Offering   of Offering   of Offering

     _ Net tangible book value         $0.0150     $0.0210        $0.0266
       per share:
_

     _ Increase in net                   NA        $0.0060        $0.0116
       tangible book value for
       current investors:

     _ Dilution factor                   NA        $0.2290        $0.2234
       to new investors:

The above table indicates that the net tangible book value of the Company is currently $0.0150. If half of this offering were subscribed to, you would lose .2290 cents value (91.60%) of the $0.25 cents you paid per share. If all of the offering were completed you would still lose $0.2234 cents (89.36%) per share of the $0.25 cents you invested.

"Dilution" means the difference between our public offering price of $0.25 per share and our pro forma net tangible book value per share after giving effect to this offering. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The above table shows the net tangible book value of our shares both before and after the completion of this offering.


                         Selling Shareholders

The selling shareholders named in this prospectus are offering 1,481,000 shares of the 1,741,000 shares of common stock offered through this prospectus. The shares include the following:

  1. 750,000 shares of our common stock that the selling shareholders acquired from us under section 4(2) of the Securities Act in an offering that was completed on September 9, 2000;

  2. 481,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on March 15, 2001; and

  3. 250,000 shares of our common stock that the selling shareholders acquired from us under section 4(2) of the Securities Act pursuant to a Mineral Property Option Agreement dated December 15, 2000.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.   the number of shares owned by each prior to this offering;

  2.   the total number of shares that are to be offered for each;

  3. the total number of shares that will be owned by each upon completion of the offering;

  4.   the percentage owned by each; and

  5. the identity of the beneficial holder of any entity that owns the shares.

None of our selling shareholders is a broker-dealer or an affiliate of a broker-dealer.

Name Of            Shares Owned       Total        Total           Percent
Selling            Prior To          Number Of    Shares To         Owned
Stockholder         This             Shares To    Be Owned          Upon
                   Offering          Be Offered     Upon          Completion
                                        For       Completion       Of This
                                      Selling       Of This        Offering
                                    Shareholders    Offering
                                      Account

Robert Anderson     250,000           250,000        -0-             -0-
Seven Mile Beach
P.O. Box 30620
Grand Cayman

Amadeus Boch         1,000             1,000         -0-             -0-
RR#1 8 B 18 C-48
Madeira Park, B.C.
V5A 4V7

Shawn Cameron        1,000             1,000         -0-             -0-
14503 104A Ave
Surrey, B.C.
V3R 1R2

Courtnae Cameron     1,000             1,000         -0-             -0-
Suite 424
550 Cottonwood Ave
Coquitlam, B.C.
V3J 2S1

Jayson Carmichael  250,000           250,000         -0-             -0-
6667 Laburnum St.
Vancouver, B.C.
V7M 5A2

Grace Chen         250,000           250,000         -0-             -0-
3375 Napier Street
Vancouver, B.C.
V5K 2X4





















Name Of               Shares Owned    Total        Total        Percent
Selling               Prior To        Number Of    Shares To    Owned
Stockholder           This            Shares To    Be Owned     Upon
                      Offering        Be Offered   Upon         Completion
                                      For          Completion   Of This
                                      Selling      Of This      Offering
                                      Shareholders Offering
                                      Account

George Joseph
Camillo-Amisano          1,000           1,000        -0-         -0-
12718 113A Ave
Surrey, B.C.
V3V 3M3

Dart Ming Chan           1,000           1,000        -0-         -0-
2142 East 49th Ave.
Vancouver, B.C.
V5P 1T7

Attila Csurdi            1,000           1,000        -0-         -0-
Suite 402
4941 Lougheed Hwy
Burnaby, B.C.
V5B 4S6

Brian Dicken             1,000           1,000        -0-         -0-
11 B 2210 Whistler Rd.
Whistler, B.C.
V0N 1B2

Josh Easton            250,000         250,000        -0-         -0-
Suite 204
1170 Harwood Street
Vancouver, B.C.
V6E 1R8

Jim Hatziz               1,000           1,000        -0-         -0-
Suite 216
8326 Granville St.
Vancouver, B.C.
V6P 5A1

Chen Zhen Hui            1,000           1,000        -0-         -0-
3303 Parker Street
Vancouver, B.C.
V5K 2W1












Name Of           Shares Owned   Total Number     Total Shares    Percent
Selling           Prior To       Of Shares To     To Be Owned     Owned Upon
Stockholder       This           Be Offered       Upon            Completion
                  Offering       For Selling      Completion      Of Thi
                                 Shareholders     Of This         Offering
                                 Account          Offering

Adam Jonasson         1,000            1,000           -0-             -0-
Suite 808
3433 Crowley Drive
Vancouver, BC
V5R 6C5

Les Kollar            1,000            1,000           -0-             -0-
4216 Eton Street
Burnaby, B.C.
V5C 1K3

Lisa MacDonald        1,000            1,000           -0-             -0-
12662 B 232 St.
Maple Ridge, B.C.

Oy Hee Mah            1,000            1,000           -0-             -0-
5770 Baillie St.
Vancouver, B.C.
V5Z 2M4

Ted Mah               1,000            1,000           -0-             -0-
311 East 46 Ave.
Vancouver, B.C.
V5W 1Z7

Wing Mah              1,000            1,000           -0-             -0-
628 Rochester Ave.
Coquitlam, B.C.
V3K 2V6

Ed McAuley            1,000            1,000           -0-             -0-
Suite 135
2775 Cooperative Way
Vancouver, B.C.















Name Of           Shares Owned   Total Number    Total Shares     Percent
Selling           Prior To       Of Shares To    To Be Owned      Owned Upon
Stockholder       This           Be Offered      Upon             Completion
                  Offering       For Selling     Completion       Of This
                                 Shareholders    Of This          Offering
                                 Account         Offering

Mark McLean          250,000          250,000         -0-            -0-
Suite 304
130 West 12th Street
North Vancouver, B.C.
V7M 1N3

Korri-Lynne Parrot     1,000            1,000         -0-            -0-
6238 172nd Street
Surrey, B.C.
V3S 5W2

Chen Ye Qiang          1,000            1,000         -0-            -0-
6855 Knight Street
Vancouver, B.C.
V5P 2W4

Zhao Xiu Qin           1,000            1,000         -0-            -0-
2809 Grant Street
Vancouver, B.C.
V5T 3H4

Edward Quan          200,000           200,000        -0-            -0-
6338 Chester St.
Vancouver, B.C.
V5W 3C3


Melissa  Schell        1,000             1,000        -0-            -0-
5182 B 215 Street
Langley, B.C.
V3A 6C6

Tung Sui Seto          1,000             1,000        -0-            -0-
2515 East Pender St.
Vancouver, B.C.
V5K 2B4

Blair    Stasiuk       1,000             1,000        -0-            -0-
11085 Canyon Cr.
Delta, B.C.
V4E 2R6










Name Of            Shares Owned   Total Number    Total Shares     Percent
Selling            Prior To       Of Shares To    To Be Owned      Owned Upon
Stockholder        This           Be Offered      Upon             Completion
                   Offering       For Selling     Completion       Of This
                                  Shareholders    Of This          Offering
                                  Account         Offering

Faye Ming Wong        1,000          1,000           -0-              -0-
Suite 305
2533 Penticton St.
V5M 4T8

Kelly Wong            1,000           1,000          -0-              -0-
910 B 510 Burrard St.
Vancouver, B.C.
V6C 3A8

Manny Wong            1,000           1,000          -0-              -0-
3698 Napier St.
Vancouver, B.C.
V5K 2X9

Richard Wong          1,000           1,000          -0-              -0-
Suite 1903
6521 Bonsor Ave.
Burnaby, B.C.
V5H 4N3

Terry Wong            1,000           1,000          -0-              -0-
910 B 510 Burrard St.
Vancouver, B.C.
V6C 3A8

Gen Lin Wu            1,000           1,000          -0-              -0-
4782 Inverness St.
Vancouver, B.C.
V5V 4X6

Raymond Wei Ming Xu   1,000           1,000          -0-              -0-
3216 Oak Street
Vancouver, B.C.
V6H 2L3

Rong Jian Yang        1,000           1,000          -0-              -0-
3307 Clive Ave.
Vancouver, B.C.
V5R 4V4

Name Of         Shares Owned    Total Number     Total Shares     Percent
Selling         Prior To        Of Shares To     To Be Owned      Owned Upon
Stockholder     This            Be Offered       Upon             Completion
                Offering        For Selling      Completion       Of This
                                Shareholders     Of This          Offering
                                Account          Offering


Steve Zivin          1,000            1,000          -0-            -0-
6238 172nd Street
Surrey, B.C.
V3S 5W2



Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4,981,000 shares of common stock outstanding on the date of this prospectus.

Except for Robert Anderson, none of the selling shareholders or their beneficial owners:

     _ has had a material relationship with us other than as a shareholder at any time within the past three years; or

     _ has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

Robert Anderson is the owner of the Nagunagisic Lake property. Pursuant to our agreement with him, we issued 250,000 shares of our common stock to Mr. Anderson as partial compensation for our interest in the Nagunagisic Lake property.

                         Plan of Distribution


This is a self - underwritten offering. This prospectus is part of a registration statement that permits our executive officers to sell directly to the public, with no commission or other remuneration payable. No underwriting contract has been entered into with any broker/dealer.

 This prospectus is also part of a registration statement that enables selling shareholders to sell their shares on a continuous or delayed basis in the future. We will not keep this registration statement effective after __________, 2003, a period of 180 days from the date on the front cover page of this prospectus.

While the registration statement is effective, selling shareholders may sell their shares directly to the public at a price of $.025 per share until our shares are quoted on the OTCBB, if ever, and thereafter at the prevailing market price on the OTCBB, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.
The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.   In privately negotiated transactions;
3.   Through the writing of options on the common stock;
4.   In short sales; or
5.   In any combination of these methods of distribution.

After listing on the OTCBB, the sales price offered by selling shareholders to the public may be:

6.   The market price prevailing at the time of sale;
7.   A price related to such prevailing market price; or
8. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission=s Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker=s or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock by such selling shareholders.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

   9. Not engage in any stabilization activities in connection with our common stock;

  10. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  11. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

No public market currently exists for our shares of common stock. We. intend to apply to have our shares traded on the Over-the-Counter Bulletin Board (AOTCBB@). However there is no assurance that we can be traded on the OTCBB and the NASD, which regulates the OTCBB, has applied to the SEC to allow additional restrictions and requirements upon the part of OTCBB securities. We currently do not meet either the existing requirements or the proposed additional restrictions and requirements, and we cannot assure you that we will ever meet these requirements.

Our president, Edward Wong, as well as our directors Louis Yaoguang Luo and Randy White shall conduct this offering. Although these persons are an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, our counsel has orally advised us that these three persons will be not be deemed a broker or dealer in the sale of our securities.

They will restrict their participation to the following activities:

  1) Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

  2) Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the contents of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

  3) Performing ministerial and clerical work involved in effecting any transaction.

Mr. Wong, Mr. Luo and Mr. White are fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should these persons conduct this offering in any way that violates Rule 3a4-1, both they and we could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which our securities are offered.

Messrs., Wong, Luo and White, as well as all current shareholders, may purchase securities in this offering upon the same terms and conditions as public investors. These persons, and any other officer, director, promoter or affiliate, however, will not be allowed to resell any securities acquired in this offering until we become subject to the conditions of Securities and Exchange Commission Rule 144, and thereafter only in full compliance with this rule.

No broker or dealer is participating in this offering. If, for some reason, our officers and directors were to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering. This amendment would also detail the proposed compensation to be paid to any such broker or dealer. The post effective amendment would also extend an offer of rescission to any investors who subscribed to this offering before the broker or dealer was named. In addition to the foregoing requirements; we would be required to file any such amendment with the Corporate Finance Department of the National Association of Securities Dealers, Inc. and to obtain from them a a no objection position from that organization on the fairness of the underwriting compensation.
We would also have to amend our filings at the state and provincial level.

The directors of the Company intend to approach their close friends, relatives and business associates with a view to having them subscribe for shares of the offering. They will provide any potential investors with a copy of the Company=s registration statement.

The offering will remain open for a period until __________**, 2003 or 180 days from the date of this prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts.

                          Legal Proceedings.

We are not aware of any legal proceedings that have been or are currently being undertaken for or against us nor are we aware of any contemplated.


     Directors, Executive Officers, Promoters And Control Persons

Directors:

Name of Director              Age
----------------------       -----
Edward Wong                    39
Randy White                    32
Dr. Louis Yaoguang Luo         45

Executive Officers:

Name of Officer               Age            Office
--------------------         -----           -------
Edward Wong                    39      President, Chief Executive Officer
Randy White                    32      Secretary and Treasurer

The following describes the business experience of the Company's directors and executive officers, including other directorships held in reporting companies:

Edward Wong

President, Chief Executive Officer and Director

Mr. Wong graduated from Langara College in 1988 with a diploma in the appraisal and investment analysis of real estate. Following graduation, for a period of three years, Mr. Wong has been employed as a residential real estate appraiser with Campbell & Pound. He was promoted to Commercial Real Estate Sales and Leasing Agent with Royal Pacific Realty Corp, in 1992. A position in which he currently serves.

From May of 2000 to the present, Mr. Wong has served as Secretary, Treasurer and Director of Tech-net Communications Inc. Tech-net is a high technology company that is seeking a listing on the OTCBB.

In 1991, Mr. Wong purchased an interest in and began managing the Coyote Bay Neighbourhood Pub and Cold Beer and Wine Store, dba Coyote Bay Neighbourhood Pub and Cold Beer and Wine Store. Mr. Wong continues in this capacity at the present. Coyote Bay is a pub business primarily selling beer, spirits and meals for on-premise consumption with a separate retail beer and wine store selling beer and hard liquor for off premise consumption. Mr. Wong=s duties are to strategically plan the future of the business and to manage his team of Managers who run the day to day operations.

In 2000, Mr. Wong purchased a 40% interest in another similar operation called the Two Parrots Neighbourhood Pub, Restaurant and Cold Beer and Wine Store. Two Parrots is a pub business primarily selling beer, spirits and meals for on-premise consumption with a separate retail beer and wine store selling beer and hard liquor for off premise consumption. Mr. Wong manages the overall operation and his duties include staff relations (40 employees), customer relations, supplier relations, quality control, and finances.


Randy White

Secretary, Treasurer and Director

Since 1999, Mr. White has been self-employed as a real estate property developer and financial investor through his wholly owned private company, Stratus Investments Group, Inc. Stratus Investments Group, Inc. arranges mortgage financing and bridge financing for real estate development. Stratus Investments Group does not have any business relationship with us. Stratus Investment Group provides corporate finance services to public companies. From May 2000 to March 2002, Mr. White acted as president and a director of Superior Networks, Inc., an OTC trading company involved in offering Internet training courses.

From 1995 to 1998, Mr. White was co-owner of Ocean Pacific Developments Inc., a private company involved in financing and developing real estate and business projects. From 1990 to 1994, he acted as project manager for Accord Custom Homes Ltd., a British Columbia company that built houses in the Greater Vancouver area.

Louis Yaoguang Luo

Director

Dr. Luo received a B.Sc. degree majoring in Chemistry from the Xiamen University in China in 1982 and a PhD degree in Chemistry from the
University of Regina in 1989. He was a postdoctoral fellow at the University of Minnesota from 1989 to 1990. From 1991 to 1996, Dr. Luo worked as a research scientist at the University of British Columbia Department of Biochemistry and Molecular Biology and the Canadian Centre of Excellence for Protein Engineering. From 1996 to 1998, he was a director of Dalian Maple Leaf International School, a Canada-China joint venture school that was accredited by the British Columbia Ministry of Education in 1998. During the same period, he was a director and corporate secretary of Gemstar Resources Ltd., a British Columbia reporting company involved in mineral property exploration. Dr. Luo was elected President of the Canada-China Society of Science and Technology in 1998 and continues in that position today. In 1999, he was a director for the New Brunswick-China Cultural and Education Exchange Pilot Program. Since 2000, he has also acted as the President of Canada-China Education Services Centre.

Messrs.. Edward Wong, Randy White and Louis Yaoguang Luo have acted as directors of the Company since its incorporation on July 12, 2000. Edward Wong has acted as president and chief executive officer and Randy White has acted as secretary and treasurer since July 12, 2000.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

    Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of September 21, 2002, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.
                  Name and Address      Amount and Nature      Percent
Title of Class    of Beneficial Owner   of Beneficial Owner    of  Class

common stock      Edward Wong           2,500,000              50.2%
                  PO Box 27581
                  Oakridge RPO
                  Vancouver, B.C.
                  V5Z 4M4

common stock      Randy White             500,000              10.0%
                  3287 Highland Blvd
                  North Vancouver, B.C.
                  V7R 2X7

common stock      Yau Guang Luo           500,000              10.0%
                  807 West 68th Avenue
                  Vancouver, B.C.
                  V6P 2V1

common stock      All executive         3,500,000              70.2%
                  officers and
                  directors as a
                  group
                 (three persons)

The percent of class is based on 4,981,000 shares of common stock issued and outstanding as of the date of this prospectus.

                       Description of Securities

General

Our authorized capital stock consists of 70,000,000 shares of common stock at a par value of $0.001 per share and 5,000,000 shares of preferred stock with a par value of $0.001 per share.

Common Stock

As at the date of this prospectus, 4,981,000 shares of common stock are issued and outstanding and held by 40 shareholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of the date of this prospectus, we are also authorized to issue up to 5,000,000 shares of $0.001 par value preferred stock with such terms, conditions and preferences, as the board of directors shall determine. As of the date of this prospectus, we have not issued any shares of preferred stock.


Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.


                Interests of Named Experts and Counsel


No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect of more than $50,000, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our securities counsel Christopher J. Moran, Jr., of Atlanta, Georgia. Mr. Moran passed upon the validity of the issuance of our securities under Nevada law.

The financial statements included in this prospectus and the registration statement have been audited by Lancaster & David, chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for the Nagunagisic Lake property was prepared by James G. Burns, B.Sc., P. Eng. and are included in reliance upon such report given upon the authority of Mr. Burns as a professional engineer.

  Disclosure of Commission Position of Indemnification for Securities
                            Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court=s decision.


                  Organization within Last Five Years


We were incorporated on July 12, 2000 under the laws of the state of Nevada. On the date of our incorporation, we appointed Edward Wong, Randy White and Louis Yaoguang Luo as our directors. We also appointed Edward Wong as our president and chief executive officer and Randy White as our secretary and treasurer on July 12, 2000. Messrs. Wong. White and Luo may be deemed to be our founders and promoters. All three of these gentlemen participated in the initial private placement of our securities on September 9, 2000, purchasing an aggregate of 3,500,000 shares of the 4,250,000 shares sold in that offering at a price of $0.001 per share. None of our founders and promoters has received anything of value, directly or indirectly, from us since our inception.


                        Description of Business

We are an exploration stage company that proposes to be engaged in the acquisition and exploration of mineral properties. An exploration stage company in the resource industry is involved in the search for mineral deposits on properties without established commercially mixable reserves. Exploration stage companies typically conduct geological programs consisting of visual inspection and prospecting work involving surface rocks and soil. Formal programs usually consist of mapping, geophysical and geochemical surveying and drilling. Geochemical surveys involve using chemical tests in the search for mineralization by analyzing stream or lake sediments, natural waters, soil, rocks or vegetation for unusually high traces of metals. Geophysical surveying is the search for mineral deposits by measuring the physical properties of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analyzed for mineral content. The latter part of this stage includes mine planning, engineering, process testing and environmental studies to determine the feasibility of mining operations on a property. Annual budgets during this stage often exceed $1 million per year, with the total cost through to feasibility usually exceeding $5 million. Once a property reaches the feasibility stage, most exploration companies typically sell most or all of their interest in a property to an established mining company given the nature of the expertise and amount of financing required.

Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral.

   By a mineral property option agreement with Robert Gordon Anderson dated December 15, 2000, as amended November 5, 2001, we have the option to acquire a 100% interest, subject to a 2% net smelter returns royalty in favour of Mr. Anderson, in the Nagunagisic Lake property. A smelter is the place where the valuable minerals are separated from the surrounding rock. This is accomplished by heating the rock in a large furnace until the various minerals are liquefied and separated. A net smelter returns royalty is the amount of money that we would receive from the sale of minerals from the Nagunagisic Lake property to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. This property consists of four mineral claim units located in the Gravel River area, Thunder Bay Mining District, Ontario, Canada. A claim unit is a parcel of property reserved for mineral exploration that consists of 16 hectares. A hectare is metric unit of land area equal to 10,000 square meters or
2.471 acres. The total area of the Nagunagisic Lake Property is approximately 64 hectares.

To date, we have not discovered an economically viable mineral deposit on the Nagunagisic Lake property, and there is no assurance that we will discover one.

In order to maintain our option to acquire the property in good standing, we must make cash payments; incur expenditures on the property and issue shares as follows:

Cash Payments

We must pay to Robert Gordon Anderson the sum of $250,000 cash as follows:

a) $25,000 upon execution of the Agreement. We have made this payment;

b) $25,000 by June 1, 2002, we have extended this payment for one year;

c)   $100,000 by June 1, 2003; and

d)   $100;000 by June 1, 2004.

Exploration Expenditures

We must incur at least $100,000 in exploration expenditures on the Nagunagisic Lake Property as follows:

a) At least $10,000 by August 31, 2002, we have incurred these expenses. We completed $10,000 in exploration expenditures in July of this year. This work consisted of line cutting and a magnetometer survey.

b)   A further $30,000 by August 30, 2003; and

c)   A further $60,000 by August 30, 2004.



Issuance of Shares


We must issue 250,000 shares in our capital stock to Robert Gordon Anderson upon execution of the Agreement. We have made this share issuance.

Technical Information Regarding the Property


The Nagunagisic Lake property is the subject of a geological report prepared by James G. Burns, B.Sc., P. Eng dated February 8, 2001. The following description of the Nagunagisic Lake property is summarized from Mr. Burns report We paid $2,587.84 to Mr. Burns for this report.

Location and Access
The Nagunagisic Lake property is situated in north central Ontario, approximately 14 kilometres north of Nipigon Bay on Lake Superior and 130 km northeast from the city of Thunder Bay. The property lies 13 kilometres north of Highway 17, part of the Trans-Canada Highway network. Geographical co-ordinates for the northeast corner of the claim are 87 degrees 43.5 west longitude by 49 degrees 02.01 north latitude.

Currently, there is no road access into the property. From Highway 17, a bush road leads northward along the Gravel River and terminates approximately two kilometres east of the property. Consequently, the only direct means of access is by helicopter. In order to conduct work on the Nagunagisic Lake Property, we must charter helicopters from local companies. However, there is no guarantee that such helicopters will be available when we require them. If demand for helicopter charters in the area increases, lack of transportation to and from the Nagunagisic Lake Property will become a potential obstacle to us in executing our proposed business plan.


A map of the Nagunagisic Lake Property is included below


Exploration and Development History. Prospecting for base metals, gold and amethyst has been conducted in the region of the Nagunagisic Lake property since the late 1880s. Work, however, has been sporadic most probably due to the remoteness of the area, and the rugged topography.

The earliest date of recorded assessment work for the immediate area of the Nagunagisic Lake property was 1974. In the period from 1974 to 1991, two individuals prospected a single claim unit located approximately 1.5 km southeast of the property on the north end of Nagunagisic Lake. Mechanical stripping was conducted on an amethyst occurrence.

In 1983, a prospector drilled three short holes totalling 28 metres into a calcite showing located on the west side of the Gravel River. No analytical results were reported.

In 1990, an individual prospected a small area to the east of the Nagunagisic Lake in an attempt to locate gold on the property. The single sample reported, that of a quartz vein with 1% pyrite, a mineral often found in the same area as gold, assayed 35 parts per million gold.

In 1991 and 1992, a magnetic survey was conducted over the entire property. Magnetic surveys involve measuring the strength of the earths magnetic field. Variations in the magnetic readings on the property may indicate the increased likelihood of precious or base mineral in the area. Two apparent mineral occurrences on the surface of the property were determined to be associated with a magnetic low.

In 1992, two drill holes with an aggregate length of 122 metres were drilled on a portion of the property known as the Burnt Rock location. Drilling involves extracting long cylinders of rock from the ground to determine amounts of metals located in rock at different depths. Pieces of rock obtained, known as drill core, are analysed for mineral content. Rock analysed from one of the two drill holes intersected
9.45 metres with an average grade of 2.58% zinc, 0.33% lead, 0.04% copper and 4.80 grams per tonne silver. The other hole drilled immediately below the first hole from the same set-up location intersected 15.85 metres with an average grade of 3.23% zinc, 0.58% lead, 0.06% copper and 6.17 grams per tonne silver.

Regional Geology


Since the late 1880s, the region of the Nagunagisic Lake property has been sporadically prospected for base metal, gold and amethyst. Several mines are located in the general area.


Conclusions and Recommendations of the Geological Report

The geological report, as prepared by our consulting geologist - Mr. Burns,. concludes that Nagunagisic Lake property straddles a northeast trending fault. There are two mineral occurrences on the property, named Salamander Point and Burnt Rock that are associated with this fault.

Both  the  Salamander  Point  and  Burnt  Rock  occurrences  are   new
discoveries that to date have been subjected to only cursory examination. As such, neither zone has been adequately explored to determine the dimensions of the zone nor evaluated to ascertain their economic potential. To date the only exploration conducted has consisted of a magnetic survey and the drilling of two holes at Burnt Rock. The drill core intercepts are not of economic grade, but are nonetheless of significant and encouraging tenor and across definitely mineable widths of rock to certainly merit additional exploration. In addition, there is at least an indication from drill results that at the Burnt Rock occurrence, both the average grade and the width of mineralised rock improve below the surface of the rock.

Mr. Burns recommends a staged, multi-disciplined exploration program as the next logical step to determine the economic potential of the
Nagunagisic   Lake   property.   The  recommended  program   comprises
geological mapping, surface rock and soil sampling and analysis, a VLF-EM survey, an induced polarization survey and core drilling. A VLF-EM survey, also known as vvery low frequency electromagnetic surveys. These very low frequency surveys use radio waves to determine whether rocks on a mineral property conduct electricity. Almost all of the precious and base metals that we seek are above average conductors of electricity and will affect VLF readings. Electro magnetic surveys
involve  measuring  the  strength  of  the  earth=s  magnetic   field.
Variations in the magnetic readings on a property may indicate the increased likelihood of precious or base minerals in the area. An induced polarization survey measures various electrical responses to
the   passage   of  alternating  currents  of  different  frequencies.
Readings can indicate the presence of certain types of mineral deposits. We intend to specifically explore for copper, zinc, silver and gold.

Geological mapping involves dividing a portion of the property being explored into sections. Our consulting geologist will then record results based on the section from which data, such as rock samples, are taken.

Surface rock and soil sampling and analysis will consist of our consulting geologist and his assistant gathering grab samples from property areas with the most potential to host economically significant mineralization. This determination is made based on a visual inspection of the rock types on the surface of the property and prior exploration results. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metal such as copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Our consulting geologist will then oversee VLF-EM and induced polarization surveys, over certain property areas. VLF, or very low frequency, surveys use radio waves to determine whether the rocks on a mineral property conduct electricity. Almost of the precious and base metals that we seek are above average conductors of electricity and will affect VLF readings. EM, or electro-magnetic surveys involve measuring the strength of the earth=s magnetic field. Variations in the magnetic readings on the property may indicate the possible presence of precious and base minerals.

Induced polarization surveys measure various electrical responses to the passage of alternating currents of different frequencies.
Readings can indicate the presence of certain types of mineral deposits.

Based on positive results as determined by our consulting geologist, we intend to conduct a phase two exploration program on the Nagunagisic Lake property consisting of drilling.

We selected the Nagunagisic Lake Property for acquisition because it is located in an area known for the discovery of large mineral deposits with significant mining infrastructure; it contained anomalous quantities of precious and base metals but was subject to limited exploration; and the acquisition cost of the property was within our budget.

No technical information was used for selection of the claims. We briefly discussed the attributes of the property with Mr. James Burns, a consulting geologist familiar with the area, and Robert Gordon
Anderson, the owner of the property.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs will depend on the extent of future exploration and development of the property. The reclamation relating to the intended phase one and two recommended work programs on the property will be nominal.

Proposed Budget

Approximate costs for the recommended two phase program are as following:

Phase One:
Camp improvements:                                  $3,300.00
Line cutting:                                       $2,000.00
Mapping:                                            $2,500.00
Rock analysis:                                        $600.00
Soil samples:                                       $8,000.00
Camp costs:                                           $500.00
IP survey:                                          $10,00.00
Summary report preparation:                           $950.00
Helicopter charters:                                $7,000.00
Travel and accommodations:                          $2,000.00
Contingency:  10.3%                                 $3,800.00

Total Phase I Costs:                               $40,650.00


Phase Two:

Diamond drilling:                                  $67,000.00
Camp costs:                                         $2,700.00
Assays/analysis:                                    $4,700.00
Supervision, core logging, and report writing:      $5,800.00
Core splitter:                                      $1,300.00
Helicopter charter:                                $10,000.00
Travel and accommodation:                           $2,000.00
Contingency:  10.2%                                 $9,500.00

Total Phase II Costs:                             $103,000.00

We intend to use our existing working capital to commence the recommended phase one program. We will need to raise additional capital to complete the phase one program and to undertake the phase two program, if warranted.

We have not chosen anyone specific to conduct exploration work on the property. We intend to choose a geologist recognized in the province of Ontario who has had experience working in the regional area of the property.

Our primary exploration targets on the Nagunagisic Lake property are two mineral occurrences noted by Mr. James Burns that are associated with the fault that straddles the property. They are known as the Salamander Point and Burnt Rock zones. We will be searching for economic occurrences of zinc, lead, copper and silver in these zones. Significant amounts of these minerals have been found in the Salamander Point and Burnt Rock zones and are also prevalent in the region.

We will have to reclaim our mining claims after the completion of exploration. The key reclamation obligation process is as follows:

- owners of all active or temporarily suspended mines, advanced exploration projects and new mine production are required to submit a closure plan to the Ontario Ministry of Northern Development and Mines prior to undertaking the project. We will not have to submit a plan until after we conduct a drilling program on the claims.

- The Ministry of Northern Development and Mines then reviews the closure plan and requires the owner to post a bond or other form of security in order to cover anticipated reclamation costs.

- The director of the Ministry also has the right to order an owner to rehabilitate a mineral property. The government may also implement rehabilitation measures and recover the costs from the owner.

Due to the grass roots nature of our proposed exploration on the Nagunagisic Lake property, we do not expect to be obligated to complete exploration work on the claims until after the recommended phase three work program.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs will depend on the extent of future exploration and development of the property. The reclamation relating to the intended phase one and two recommended work programs on the property will be nominal.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of Ontario, specifically. Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond.

We will have to sustain the cost of reclamation and environmental mediation for all exploration work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us, in the event a potentially economic deposit is discovered.

During the exploration phase, a bond will need to be provided covering possible land disturbance. In the case of normal fieldwork, this should be minimal.

Employees

As of the date of this prospectus, we do not have any employees other than our officers.
We intend to retain independent geologists and consultants on a contract basis to conduct the proposed work programs on the Nagunagisic Lake property. Other than these independent consultants, we do not expect any significant changes in the number of our employees.

Research and Exploration Expenditures

We have not incurred any research or exploration expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.



Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.


                          Plan of Operations


Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued exploration of the Nagunagisic Lake property and for the acquisition and exploration of additional mineral properties:

1. We plan to conduct the recommend phase one exploration program on the Nagunagisic Lake property consisting of geological mapping, surface rock and soil sampling and analysis, a VLF-EM survey and an induced polarization survey. We anticipate that the cost of this part of this program will be approximately $40,650. We commenced this exploration program in summer 2002 We completed initial work on the property in July, 2002. We retained Mr.
     Robert  Reukl,  a geologist, to perform geological  work  on  the property, including linecutting and a magnometer survey. The magnometer survey resulted in the discovery of a 400-meter long conductor coincident with the Burnt Rock mineralized zone. This conductor offers an excellent target for follow up exploration work in the Burnt Rock area.
     Typically, over three meters of snow accumulates on the Nagunagisic property during the winter. We expect to complete the exploration program over two months.

2. If results from phase one of the work program on the Nagunagisic property are positive, we intend to commence the phase two drill program as described in the geological report and estimated to cost $103,000. Results of the phase one work program will be considered positive if our consulting geologist, Mr. Burns, believes that the results increase the likelihood that the property contains a mineable resource. We anticipate that we will have to raise additional funding in order to conduct the phase two program and that this phase would be conducted during the autumn of 2002. Only $65,000 of the proceeds of this offering will go to us, with the balance, if any, going to selling shareholders.

3. We anticipate spending approximately $1,500 in ongoing general and administrative expenses per month for the next twelve months.

Our completion of the work programs and investigation and acquisition of additional mineral property interests is subject to us obtaining adequate financing. During the 12-month period following the date of this registration statement, we do not anticipate generating any revenue. We intend to raise additional capital through private or public offerings of our common stock. We do not have any financing arranged, nor has an underwriter expressed an interest in a public offering. Accordingly, there can be no assurance that additional funding will be available. In the absence of such financing, our business plan will fail.

We may consider entering into a joint venture partnership to provide the required funding to develop the Nagunagisic property. We have not undertaken any efforts to locate a joint venture partner for the Nagunagisic property. If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest in the property to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral properties in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

  ! our ability to raise additional funding

  ! the market for base minerals such as zinc, copper and silver

  ! results of our proposed exploration programs on the Nagunagisic
    Lake property

  ! our ability to find joint venture partners for the development of our property interests

If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan. In such a case, we may decide to discontinue our current business plan and seek other business opportunities. In the event no other such opportunities are available, we may be forced to discontinue business.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

If we find sufficient evidence of mineralization in phase two, we would likely conduct additional drilling on the Nagunagisic Lake property to determine the extent of such mineralization. If we decide to conduct additional drilling, we will require additional funding. The cost of such a program cannot be determined until results from the first two phases of exploration are completed. However, we estimate that such a program will cost approximately $250,000.

We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of exploration. We believe that debt financing will not be an alternative for funding additional drilling. We do not have any arrangements in place for any future equity financing.

Results of Operations

We have had no operating revenues since our incorporation on July 12, 2000 to December 31, 2001, other than interest income of $562. Our activities have been financed from the proceeds of share subscriptions. Since our incorporation, we have raised a total of $52,600 from private offerings of our securities. For the period from July 12, 2000 to December 31, 2001, we incurred general and administrative expenses of $660, audit costs of $2,250 and filing fees of $820.

In December 2000, we paid $25,000 as part of our acquisition of an interest in the Nagunagisic Lake property. We also issued 250,000 shares of our common stock at a deemed aggregate price of $250, pursuant to the agreement. At December 31, 2001, we had cash on hand of $24,932 and accounts payable totalling $1,500.

In the next 12 months, we are required to pay $25,000 and incur exploration expenditures totalling $10,000 in order to keep our option to acquire a 100% interest in the Nagunagisic Lake property in good standing. Should we fail to pay this consideration to Robert Gordon Anderson, he is entitled to terminate the option upon providing 30 days written notice. We may terminate the option agreement at any time without further obligation. We have expended the $10,000 required by our option agreement. The Company did not purchase any significant equipment in order to conduct the initial work program on the property. The consulting geologist that conducted the program provided all necessary equipment $25,000 was due to be paid to Robert Gordon Anderson by June 1, 2002. This and all additional cash payment obligations have been extended by one year.

                        Description of Property

Our executive offices are located at 11940 Old Yale Road, Surrey, British Columbia, Canada. Mr. Edward Wong, our President, provides this office space to us free of charge.
This location is a commercial office, fully self contained with washroom and kitchenette. The office is comprised of approximately 1000 square feet and is situated on the second floor. The office is equipped with a facsimile machine, computers, photocopier, desks, meeting room, television and couches.


We also own an option to acquire a 100% interest, subject to a 2% net smelter returns royalty, in the Nagunagisic Lake property

Location and Access

The Nagunagisic Lake property is situated in north central Ontario, approximately 14 kilometres north of Nipigon Bay on Lake Superior and 130 kilometres northeast from the city of Thunder Bay. The property lies 13 kilometres north of Highway 17, part of the Trans-Canada Highway network. Geographical co-ordinates for the northeast corner of the claim are 87 degrees 43.5= west longitude by 49 degrees 02.01 north latitude. The total area of the Nagunagisic Lake Property is approximately 64 hectares.

Currently, there is no road access into the property. From Highway 17, a bush road leads northward along the Gravel River and terminates approximately two kilometres east of the property. Consequently, the only direct means of access is by helicopter.

Terms of Option

In order to maintain our option to acquire the property in good standing, we must make cash payments, incur expenditures on the property and issue shares as follows:

Cash Payments

We must pay to Robert Gordon Anderson the sum of $250,000 cash as follows:

a) $25,000 upon execution of the Agreement. We have made this payment;

b) $25,000 by June 1, 2003. This payment has been extended for one year;

c)   $100,000 by June 1, 2004; and

d)   $100;000 by June 1, 2005.

Exploration Expenditures

We must incur at least $100,000 in exploration expenditures on the Nagunagisic Lake Property as follows:

a) At least $10,000 by August 31, 2002, We have expended this amount;

b)   A further $30,000 by August 30, 2003; and

c)   A further $60,000 by August 30, 2004.

Issuance of Shares

We must issue 250,000 shares in our capital stock to Robert Gordon Anderson upon execution of the Agreement. We have made this share issuance.

History of Previous Operations

There have been no previous mining operations on the Nagunagisic Lake property.

Rock Formations and Mineralization

Since the late 1880=s, the region of the Nagunagisic Lake property has been sporadically prospected for base metal, gold and amethyst. Several mines are located in the general area. The geological report concludes that Nagunagisic Lake property straddles a northeast trending fault. There are two mineral occurrences on the property, named Salamander Point and Burnt Rock, that are associated with this fault.

Both  the  Salamander  Point  and  Burnt  Rock  occurrences  are   new
discoveries that to date have been subjected to only cursory examination. As such, neither zone has been adequately explored to determine the dimensions of the zone nor evaluated to ascertain their economic potential. To date the only exploration conducted has consisted of a magnetic survey and the drilling of two holes at Burnt Rock. The drill core intercepts are not of economic grade, but are nonetheless of significant and encouraging tenor and across definitely mineable widths of rock to certainly merit additional exploration. In addition, there is at least an indication from drill results that at the Burnt Rock occurrence, both the average grade and the width of mineralised rock improve below the surface of the rock. There is no plant, equipment or source of power for the Nagunagisic Lake Property.


Certain Relationships and Related Transactions

Except as noted below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  _ Any of our directors or officers;
  _ Any person proposed as a nominee for election as a director;
  _ Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  _ Any of our promoters;
  _ Any relative or spouse of any of the foregoing persons who has the same house as such person.

Shares were sold in private offerings to the following relatives of Edward Wong, our president, these shares were sold for $0.10 per share:

          Name of Relative Number of Shares Relationship to Director

         Oy Hee Mah                 1,000                        Aunt

         Ted Mah                    1,000                       Uncle



       Market for Common Equity and Related Stockholder Matters



No Public Market for our Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

                      Holders of Our Common Stock


As of the date of this registration statement, we had 40 registered shareholders.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or bylaws
that restrict us from declaring dividends.   The Nevada Revised
Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     (1) we would not be able to pay our debts as they become due in the usual course of business; or

     (2) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

A total of 4,981,000 shares of our common stock are available for resale to the public on April 25, 2002, in accordance with the volume and trading limitations of Rule 144 of the Act. This amount includes the 1,481,000 shares we are registering for the benefit of our selling shareholders. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 49,810 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and
notice   requirements  and  to  the  availability  of  current  public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 3,500,000 of the 4,981,000 shares that may be eligible for Rule 144 sales. These persons would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, and then only if they retained less than 10% of the aggregate amount of common shares then outstanding.

                        Executive Compensation

Summary Compensation Table


The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until September 21, 2002.



                Annual Compensation               Long Term Compensation

Name    Title    Year  Salary Bonus Other   Restricted Optio  LTIP  All Other
                                    Annual  Stock      ns/*  payout Compen-
                                    Compen- Awarded    SARs   ($)   sation
                                    sation             (#)

Edward President 2001   $0     0      0         0       0      0      0
Wong   CEO and
       Director

Randy  Secretary 2001   $0     0      0         0       0      0      0
White  Treasurer
       and
       Director

Louis  Director  2001   $0    0      0          0       0      0      0
Yaoguang
Luo



None of our directors have received monetary compensation since our incorporation to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our incorporation on July 12, 2000.


Employment Agreements

We do not have an employment or consultant agreement with Mr. Edward Wong, our president and a director. We do not pay any salary to Mr. Wong. Mr. Wong spends 10% of his time working for us.

We do not have an employment or consultant agreement with Mr. Randy White, our secretary, treasurer and a director. We do not pay any salary or consulting fees to Mr. White. Mr. White spends 10% of his time working for us.

We do not have an employment or consultant agreement with Mr. Louis Yaoguang Luo, one of our directors. We do not pay any salary to Mr. Luo. Mr. Luo spends approximately 10% of his time working on matters for us.

                     Index to Financial Statements


Our audited financial statements, as described below, are attached hereto.



















                        Bluestone Ventures Inc.


                         FINANCIAL STATEMENTS

                           December 31, 2001



















AUDITORS REPORT

BALANCE SHEET

STATEMENT OF LOSS AND DEFICIT

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS= EQUITY

NOTES TO FINANCIAL STATEMENTS















                          AUDITORS REPORT

To the Directors of Bluestone Ventures Inc.

We have audited the accompanying balance sheets of Bluestone Ventures Inc. as at December 31, 2001 and December 31, 2000 and the related statements of loss and deficit, cash flows and stockholders= equity for the year ending December 31, 2001, and from incorporation on July 12, 2000 to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In  our  opinion, the financial statements referred to  above  present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and December 31, 2000, and the results of its operations and its cash flows for the year ending December 31, 2001, and from incorporation on July 12, 2000 to December 31, 2000 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company was recently incorporated on July 12, 2000 and does not have a history of earnings, which raises substantial doubt about its ability to continue as a going concern. Management=s plans in regard to this matter are also described in Note
1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                           "Lancaster & David"  signed

                                                 CHARTERED ACCOUNTANTS
Vancouver, B.C.
March 7, 2002

                        BLUESTONE VENTURES INC.

                             BALANCE SHEET

                                                    December  December
                                                    31, 2001  31, 2000


                               ASSETS



CURRENT
 Cash                                               $24,932    $7,103

MINERAL PROPERTY (Note 3)                            51,000    50,000


                                                    $75,932   $57,103




                             LIABILITIES

CURRENT
 Accounts payable and accrued liabilities           $1,500       $667


                        STOCKHOLDERS= EQUITY

PREFERRED STOCK, $0.001 par value per share
 Authorized - 5,000,000 shares
 Issued - Nil                                          -           -

COMMON STOCK, $0.001 par value per share
 Authorized B 70,000,000 shares
 Issued B 5,231,000 shares (December 31, 2000 B        5,231   5,031
5,031,000 shares)
ADDITIONAL PAID IN CAPITAL                            72,369  52,569
DEFICIT                                               (3,168)  1,164)


                                                      74,432   56,436


                                                     $75,932  $57,103




Approved on behalf of the Board:




_____________________________           _______________________________
Director                                Director






    The accompanying notes are an integral part of these financial statements

                        BLUESTONE VENTURES INC.

                    STATEMENTS OF LOSS AND DEFICIT

                                                            From
                                                  Year      July 12,
                                                  ended     2000 to
                                                  December  December
                                                  31, 2001  31, 2000



EXPENSES
 General and administrative                       159       501
 Professional fees                                1,583     667
Transfer agent and filing                         735       85
fees

                                                  2.477     1,253
NON-OPERATING INCOME
 Interest income                                  (473)     (89)

NET LOSS FOR THE PERIOD                           2,004
                                                            1164

DEFICIT, BEGINNING OF PERIOD                      1,164     -


DEFICIT, END OF PERIOD                            3,168     1,164






BASIC LOSS PER SHARE                              $ 0.0002  $ 0.0006


Weighted average number of                      5,175,444  1,793,231
shares outstanding
























    The accompanying notes are an integral part of these financial statements
                         BLUESTONE VENTURES INC.

                         STATEMENT OF CASH FLOWS

                                                            From July
                                                 Year       12,
                                                 ended      2000 to
                                                 December    December
                                                 31, 2001   31, 2000

CASH FLOWS PROVIDED BY
(USED FOR):



OPERATING ACTIVITIES
Net loss for the period                          (2,004)   (1,164)
 Less changes in non-cash working
capital item
 Increase in accounts                            833        667
payable

                                                 (1,171)    (497)

INVESTING ACTIVITIES
Mineral property                                 (1,000)    (25,000)
acquisition

FINANCING ACTIVITIES
Common stock  issued for                         200        4,781
cash
Additional paid in capital                       19,800     27,819

                                                 20,000     32,600




INCREASE IN CASH                                 17,829     7,103


CASH, BEGINNING OF PERIOD                        7,103      -

CASH, END OF PERIOD                              $          $
                                                 24,932     7,103

























     The accompanying notes are an integral part of these financial statements
                         BLUESTONE VENTURES INC.

                    STATEMENT OF STOCKHOLDERS EQUITY

                                          Additional
                          Common Stock    Paid-in     Accumulated
                        Shares   Amount   Capital     Deficit      Total




BALANCE, as at July
12, 2000                    -       -        -           -           -

Issuance of stock for  4,781,000  4,781    27,819        -        32,600
cash
Issuance of stock for   250,000     250    24,750        -        25,000
mineral property
Net loss for the            -        -        -         (1,164)   (1,164)
period

BALANCE, as at         5,031,000  5,031    52,569       (1,164)   56,436
December 31, 2000

Issuance of stock for   200,000     200    19,800           -     20,000
cash
Net loss for the           -       -          -         (2,004)   (2,004)
period


BALANCE, as at         5,231,000
December 31, 2001                  5,231    72,369      (3,168)   74,432






     The accompanying notes are an integral part of these financial statements

BLUESTONE VENTURES INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2001

              NOTE 1 - NATURE AND CONTINUANCE OF OPERATIONS


The Company was incorporated in the State of Nevada, USA on July 12, 2000 under the name Bluestone Ventures Inc.

The Company=s principal business is the exploration of mineral resources. The Company has not yet determined whether its properties contain ore reserves that are economically recoverable. The recoverability of amounts capitalized for resource properties is dependent upon the existence, discovery and exploitation of economically recoverable reserves in its resource properties, the ability of the
Company to arrange appropriate financing, either directly or through joint ventures, to complete the development of the properties, confirmation of the Company=s interests in the underlying properties, and upon future profitable production of the proceeds from the disposition thereof.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has neither a history of earnings nor has it paid any dividends and it is unlikely to pay dividends or enjoy earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and other related parties, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. There is no assurance that the Company will successfully acquire businesses or assets that will produce a profit. Moreover, if a potential business or asset is identified which warrants acquisition or participation, additional funds may be required to complete the acquisition or participation and the Company may not be able to obtain such financing on terms which are satisfactory to the Company. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents
Cash equivalents consist of highly liquid investments, which are readily convertible into cash with maturities of three months or less when
acquired.    As  at  December  31, 2001 and  2000  there  were  no  cash equivalents.

Mineral Properties
The Company capitalizes the acquisition cost of mineral properties. Exploration costs, such as prospecting and geophysical analysis, are expensed as incurred, and pre-production development costs are generally capitalized on an individual property basis. These costs, which do not necessarily reflect present values, will be amortized over the estimated productive lives of the properties following the commencement of commercial production using the unit of production method. If a property is subsequently abandoned, sold or determined not to be economic, all related costs are written down. It is reasonably possible that economically recoverable reserves may not be discovered and accordingly a material portion of the carrying value of mineral properties and related deferred exploration costs could be written off. Properties acquired under option agreements whereby payments are made at the sole discretion of the Company are recorded in the accounts at such time as the payments are made. Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company=s title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected title defects.

Foreign Exchange Translation
The financial statements are presented in United States dollars. Foreign denominated monetary assets and liabilities are translated to their American dollar equivalents using foreign exchange rates in effect at the balance sheet date. Non-monetary items are translated at historical exchange rates, except for items carried at market value, which are translated at the rate of exchange in effect at the balance sheet date. Revenues and expenses are translated at average rates of exchange during the period. Exchange gains or losses arising on foreign currency translation are included in the determination of operating results for the period.

                             Loss per Share

The loss per share figures have been calculated using the weighted average number of shares outstanding during the period. Fully diluted loss per common share has not been presented as there were no convertible or dilutive securities outstanding at period end.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES  (Continued)

Estimates and Assumptions
The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Financial Instruments
The fair value of the Company's current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.


NOTE 3 B MINERAL PROPERTY AGREEMENT

The Company entered into an option agreement dated December 15, 2000, as amended November 5, 2001, with Mr. Robert Gordon Anderson to acquire a 100% interest in four mineral claim units located in the Thunder Bay Mining District, Ontario, Canada. The Company issued 250,000 common shares, and must pay $250,000 ($25,000 paid) in various stages to June 1, 2004, and incur exploration and development costs of $100,000 in various stages to August 30, 2004. During the year, the Company paid $1,000 in consideration for amending the terms to the agreement. This agreement is subject to a 2% net smelter return (ANSR@) royalty. One-half of this royalty may be purchased at any time for $500,000. The agreement may be terminated by the Company at any time, without penalty, by providing thirty days written notice. The agreement may be terminated without penalty by Mr. Anderson if, upon providing the Company with thirty days written notice of default on any terms of the agreement, the Company has not taken reasonable steps to cure the default.


                  NOTE 4 B RELATED PARTY TRANSACTIONS


No compensation has been recognized for services provided by the directors or officers during the period as the amounts are immaterial in the aggregate.


                       NOTE 5 B SUBSEQUENT EVENT


The   Company  returned  stock  subscription  proceeds   to   a
subscriber  that  died  in  the amount  of  $250,  representing
250,000 common stock at a price of $0.001 per share.


               NOTE 6 B RECENT ACCOUNTING PRONOUNCEMENTS


In June 2001, the Financial Accounting Standards Board (AFASB@) issued Statement of Financial Accounting Standards (ASFAS@) No. 142 Goodwill and Other Intangible Assets@. SFAS 142 requires the use of a non-amortization approach for goodwill and certain other intangible assets. Under the non-amortization approach, intangible assets will not be amortized into earnings, but instead be reviewed annually for impairment. The Company will adopt SFAS No. 142 effective March 2002 and does not expect it to have a material impact on the Company=s results of operations, financial position or cash flows.

In June 2001, the FASB issued SFAS No. 143 Accounting for Asset Retirement Obligations@. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The Company will adopt SFAS No. 143 effective March 2002, and does not expect it to have a material impact on the Company=s results of operations, financial position or cash flows.

In August 2001, the FASB issued SFAS No. 144 Accounting for the Impairment or Disposal of Long-lived Assets@, which supercedes SFAS No. 121 >Accounting for Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of@. SFAS No. 144 retains the fundamental provisions of SFAS No. 121 but sets forth new criteria for asset classification and broadens the scope of qualifying discontinued operations. The Company will adopt SFAS No. 144 effective March 2002, and does not expect it to have a material effect on the Company's results of operations, financial position or cash flows.


              BLUESTONE VENTURES INC.

               INTERIM BALANCE SHEET

                                    June 30,    December
                                    2001        31, 2001

                                    (Unaudited)

                          ASSETS



CURRENT                               $  12,202  $   24,932

 Cash


MINERAL                                  51,000      51,000
PROPERTY



                                      $  63,202  $   76,932


                          LIABILITIES



CURRENT

Accounts                                 $    0  $    1,500
payable
and
accrued
liabilities



             STOCKHOLDERS' EQUITY



PREFERRED
STOCK,
$0.001
par value
per share


Authorized - 5,000,000 shares

 Issued -              nil

COMMON
STOCK,
$0.001
par value
per share


Authorized - 70,000,000 shares

4,981,000                                 4,981      5,231
shares
(December31,
2001-5,231,000
shares)

ADDITIONAL                               72,369      72,369
PAID IN
CAPITAL

DEFICIT                                 (14,148)      (3,168)



                                         63,202       74,432



                                      $  63,202    $  75,932





                    BLUESTONE VENTURES INC.

                       INTERIM STATEMENT
                         OF CASH FLOWS

                                     Six months  Six months
                                     ended       ended
                                     June 30,    June 30,
                                     2002        2001

                                     (Unaudited)  (Unaudited)


CASH
FLOWS
PROVIDED
BY (USED
FOR):



OPERATING
ACTIVITIES

Net                                    (10, 980)    (1,634)
loss for
the period

Less
changes
in non-cash
working
capital item

Increase                                  1,500        402
in accounts
payable

                                        (12,400)    (2,036)



FINANCING
ACTIVITIES

  Common                                      -        200
stock
issued
for cash

                                              -     19,800
Additional
paid in
capital

Refund                                     (250)
of paid
in capital

                                           (250)    20,000





(DECREASE/                              (12,730)    17,964
INCREASE)
IN CASH



CASH,                                    24,932      7,103
BEGINNING
OF PERIOD



CASH, END                            $   12,202  $  25,067
OF PERIOD





BLUESTONE VENTURES INC.
INTERIM BALANCE SHEET


                                          June 30, 2001	December 31, 2001
                                            (Unaudited)
ASSETS

CURRENT                                	  $	12,202	  $	24,932
Cash

MINERAL PROPERTY	                           	61,000		51,000
	                                      $	63,202	  $	76,932
LIABILITIES
CURRENT
Accounts payable and accrued liabilities	  $        0   	  $  	 1,500
STOCKHOLDERS' EQUITY
PREFERRED STOCK, $0.001 par value per share
Authorized - 5,000,000 shares
issued - Nil
COMMON STOCK, $0.001 par value per share
Authorized - 70,000,000 shares
4,981,000 shares
(December 31, 2001 - 5, 231, 000 shares)		 4,981		 5,231

ADDITIONAL PAID IN CAPITAL		            72,369		72,369
DEFICIT	                                  (14, 148)		(3,168)

                                               63, 202		74,432

                                     	$	63,202	$	75,932







                             BLUESTONE VENTURES INC.
                       INTERIM STATEMENT OF CASH FLOWS




                                           Six months ended	 Six months
                                                             ended
                                            June 30, 2002	 June 30, 2001
                                              (Unaudited)    (Unaudited)



CASH FLOWS PROVIDED BY (USED FOR):

OPERATING ACTIVITIES

Net loss for the period	                       (10, 980)	          (1,634)
Less changes in non-cash
working capital item
Increase in accounts payable	                    1,500                  402


FINANCING ACTIVITIES

Common stock issued for cash                         -                   200

Additional paid in capital
Refund of paid in capital                          200                19,800

(DECREASE)/ INCREASE IN CASH CASH,
 BEGINNING OF PERIOD	                       (12,730)               24,932
CASH, END OF PERIOD	                      $ 12,202	        $ 25,067





                        BLUESTONE VENTURES INC.

                 NOTES TO INTERIM FINANCIAL STATEMENTS

                             JUNE 30, 2002
                              (Unaudited)

NOTE 1 - BASIS OF PRESENTATION

In the opinion of management, the accompanying interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The unaudited financial information furnished herein reflects all material adjustments, consisting only of normal recurring adjustments, which are in the opinion of management, necessary for a fair presentation of the interim financial statements for the period presented. Interim results are not necessarily indicative of the results of operations for the full year. These interim financial statements and related footnotes should be read in conjunction with the annual financial statements and footnotes thereto for the year ended December 31, 2001.

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets". SFAS 142 requires the use of a non-amortization approach for goodwill and certain other intangible assets. Under the non-amortization approach, intangible assets will not be amortized into earnings, but instead be reviewed annually for impairment. The Company adopted SFAS No. 142 effective March 2002 and there was no material impact on the Company's results of operations, financial position or cash flows.

In June 2001, the FASB issued SFAS No. 143 Accounting for Asset Retirement Obligations. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The Company adopted SFAS No. 143 effective March 2002, and there was no material impact on the Company's results of operations, financial position or cash flows.

In August 2001, the FASB issued SFAS No. 144 _Accounting for the Impairment or Disposal of Long-lived Assets_, which supercedes SFAS No. 121 ' Accounting for impairment of Long-lived Assets and for Long-lived Assets to be Disposed of '. SFAS No. 144 retains the fundamental provisions of SFAS No. 121 but sets forth new criteria for asset classification and broadens the new scope of qualifying discontinued operations. The Company adopted SFAS No. 144 effective March 2002, and there was no material effect on the Company's results of operations, financial position or cash flows.

Changes In And Disagreements With Accountants


We have had no changes in or disagreements with our accountants.

Available Information

We  have  filed  a  registration statement  on  Form  SB-2  under  the
Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission=s principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.




                                Part II

              Information Not Required In The Prospectus

Item 24.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1) such indemnification is expressly required to be made by law;
     (2)  the proceeding was authorized by our Board of Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Item 25. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee    $       40.00
Accounting fees and expenses                           $    3,500.00
Legal fees and expenses                                $   20,000.00
EDGAR filing fees                                      $    1,000.00

                                                     ---------------
Total                                                     $24,540.00

                                                     ===============


All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26.  Recent Sales Of Unregistered Securities

We completed an offering of 4,500,000 shares of our common stock at a price of $0.001 per share to a total of seven purchasers on September 9, 2000. The total amount received from this offering was $4,250. 3,500,000 of these shares were sold to our officers and directors. Subsequent to the date of our audited financial statement (December 31, 2001), one of our original investors died and we refunded his investment of $250, for 250,000 shares, to his estate. We completed this offering pursuant to Regulation S and Section 4(2) of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 281,000 shares of our common stock at a price of $0.10 per share to a total of thirty-two purchasers on March 15, 2001. The total amount received from this offering was $28,100. We completed the offering pursuant to Regulation S and Section 4(2) of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 200,000 shares of our common stock at a price of $0.10 per share to Mr. Josh Easton on March 21, 2001. The total amount received from this offering was $20,000. We completed the offering pursuant to Regulation S and Section 4(2) of the Securities Act. The purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. The purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to the purchaser in accordance with Regulation S. The investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Pursuant to a mineral property option agreement dated December 15, 2000, we issued a total of 250,000 shares of our common stock to Robert Gordon Anderson. These securities were issued pursuant to section 4(2) and 4(6) of the Securities Act. Mr. Anderson is a sophisticated and accredited investor who has thorough knowledge of the business and affairs of the registrant. Mr. Andersons= securities are restricted pursuant to Rule 144.

Each of the investors described above was identified as financially sophisticated and was given adequate access to sufficient information about the Company to make an informed investment decision, including full access to all of the Company=s books, records and documentation. No form of public solicitation or advertising was used by us.


Item 27. Exhibits.

EXHIBIT
NUMBER                                 DESCRIPTION
------------                      -------------------
1.1  Articles of Incorporation*
1.2  By-Laws*
1.3  Share Certificate*
1.4  Opinion of Christopher J. Moran, Jr., with consent to use
10.1 Mineral Property Option Agreement
10.2 Amended Mineral Property Option Agreement
1.5  Consent of Independent Auditors
1.1  1.6  Consent of Geologist to use of name
1.7  Consent of Counsel (Included in Exhibit 5.1)
1.8 Power of Attorney (Included on the signature page of this registration statement)

*Filed on April 30, 2002 and incorporated herein by reference

Item 28.  Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


     (b)  Reflect in our prospectus any facts or events
          arising  after the effective date of this
          registration statement, or most recent post-
          effective amendment, which, individually or
          in the aggregate, represent a fundamental
          change in the information set forth in this
          registration statement.   Notwithstanding the
          foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (100) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.
                              Signatures

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on September 21, 2002.

Bluestone Ventures, Inc.


By:

/S/ Edward Wong

Edward Wong, President


  Power of Attorney

  ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Edward Wong, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                   CAPACITY IN WHICH SIGNED          DATE

/S/ Edward Wong       President and Chief  Executive    September 21, 2002
----------------------------     Officer and Director
Edward Wong

/S/Randy White         Secretary, Principal Financial Officer,
___________________    Treasurer, Principal Accounting Officer
Randy White           And          Director              September 21, 2002




/S/Louis Yaoguang Luo
----------------------- Director                         September 21, 2002
Louis Yaoguang Luo


















                              EXHIBIT 5.1

                        OPINION AS TO LEGALITY

                       CHRISTOPHER J. MORAN, JR.

  Attorney at Law
                        4625 Clary Lakes Drive
                        Roswell, Georgia 30075
      Telephone
  Telecopier
  (770) 518-9542
  (770) 518-9640

September 21, 2002

United States Securities and Exchange Commission
Washington, D.C. 20549

Re: Bluestone Ventures, Inc. Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as counsel for Bluestone Ventures, Inc., a Nevada corporation (the "Company"), in connection with the preparation of this registration statement on Form SB-2, (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 1,741,000 shares (the "shares") of the Company's common stock (the "common stock"). In rendering the opinion set forth below, I have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; 8 the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; (e) such statutes, records and other documents as I have deemed relevant and (f) certain representations made by the company, its counsel and its auditors. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based on the foregoing, I am of the opinion that all issued shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada. (Chapter 78A of the Nevada
Revised Statutes)

I am also of the opinion that if and when the registration statement should become effective, all shares sold to the public through the use of the registration statement and the prospectus contained therein, will be validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada. (Chapter 78A of the Nevada Revised Statutes). This opinion opines upon Nevada law , including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.



                                   Very truly yours;



                                /s/Christopher J. Moran, Jr.
                                   Christopher J. Moran, Jr.












































                             EXHIBIT 10.1

                   MINERAL PROPERTY OPTION AGREEMENT






             THIS AGREEMENT dated for  December 15TH     2000

   BETWEEN-

             ROBERT GORDON ANDERSON, Seven Mile Beach, PO Box 30620, Grand
             Cayman;

             (the Optioner")

                                                      OF THE FIRST PART

   AND:

             BLUESTONE VENTURES, JNC., a body corporate, duly incorporated under the laws of the Nevada and having an office at 8th Floor, 1006 Beach Avenue, Vancouver, British Columbia,
             V6E 1T7;

             (the "Optionee".)

                                                    OF THE SECOND PART

   WHEREAS:

   A. The Optionor is the registered and beneficial owner of four mineral c1airn units known collectively as the Nag Lake Property which is located in the Gravel River area, Thunder Day Mining
   District, Ontario, Canada (Claim no.TB1195902) (collectively, the
   "Claims");

   B. The Optionor has agreed to grant to the Optionee the right, privilege and option to explore the Claims together with the right, privilege and option to purchase the Claims upon terms and conditions hereinafter Set forth,

             NOW THERFFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

   1.       DEFINITIONS

             For the purposes of this Agreement, exept as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings;

        (a) "Agreememt means this Mineral Property Option Agreement as entered into between the Optionor and the Optionee herein;

        (b) "Commercial Production" rneans the operation of the Claims or any portion thereof as a producing mine and  the  production of mineral products therefrom  (excluding bulk sampling or pilot plant operations,
        if any)  for  a period of 30 consecutive days at not less than  60%
             of the plants  initial rated capacity;

        (c) "Net Smelter Returns" means the net amount shown due by the smelter or other place of sale from the sale of mineral products, as indicated by its returns or settlement sheets, after payment of (1) all freight charges from the shipping point to the smelter or other place of sale, (2) all other proper treatment or other charges at such smelter or other place of sale, and (3) federal or state royalties due and payable on production, if any;

  2.              THE OPTIONOR'S REPRESENTATIONS

   2.1      The Optionor represents and warrants to the Optionee that;

             The Optionor is the beneficial owner of the mineral interests comprising the Claims and holds the right to explore and develop the Claims;

       (b) Except as disclosed herein, the Optionor, as beneficial owner of the claims, holds all of the Claims free and clear of all liens, charges and claims of others, and the Optionor has free and unimpeded right of access to the Claims and has use of the Claims surface for the herein purposes;
       (c) The Claim have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of Ontario and are in good standing in as of the date of this agreement;
       (d) There are no adverse claim or challenges against or to the Optionor's ownership of or title to any of the Claims nor to the knowledge of the Optionor is them any basis therefore, and there are no outstanding agreements or options to acquire or purchase the Claims  thereof and
       (e) The Optioner has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrances under the provisions of any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optioner is a party or by which it is bound or to which it is subject;

   2.2 The representations and warranties of the Optionor set out in paragraph 2.1 above form a part of this Agreement and are conditions upon which the Optionee has relied in entering into this Agreement and shall survive the, acquisition of any interest in the Claim by the Optionee.

   3.       THE OPTIONEE'S REPRESENTATIONS

             The Optionee warrants mid represents to the Optionor that it is a body corporate, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

4.            GRANT OF OPTION

                                      The  Optionor hereby gives and grants
to the Optionee the sole and exclusive right and option to acquire a 100% undivided right, title and interest in and to the Claims (the "Option"), subject to a Net Smelter Return, royalty, by performing the acts and deeds and paying the sums provided for in paragraph 5.

5.            CONSIDERATION FOR THE GRANT OF OPTION

5.1 In order to keep the right and Option granted to the Optionee in respect of the Claims in good standing and in force and effect, the Optionee shall be obligated to:

  (a)  Share Issuances

                                      Issue   to   The   Optionor   250,000
non-assessable common shares in its capital stock at a deemed price of $0.10 per share upon execution of this Agreement;

(b)           Cash Payments

                                    Pay to the Optionor a total of $250,000
as follows:

(i)                $25,000 upon execution of this Agreement;

(ii)               $50,000 by January 2, 2002;

(iii)              $75,000 by June 1, 2003; and

(iv)               $100,000 by June 1, 2004;

  (b)  Expenditure Commitments

                                     Provide  funding of minimum cumulative
expenditures for exploration and development work on the Claims of at least $85,000 under the direction of a qualified geologist or project engineer as follows:

(i) $10,000 of expenditures to be incurred or caused to be incurred, by the Optionee on the Claims by January 1, 2002;

(ii) No less than a further $25,000 of expenditures to be or caused to be incurred, by the Optionee on the Claims by October 31, 2002; and

(iii) No less than a further $50,000 of Expenditures to be incurred, or caused to be incurred by the Optionee on the Claims by January 1, 2003.

(e)           Property Payments and Assessment Work

     Pay, or cause to be paid, to the
     Optionor, or on the Optionor's behalf as the Optionee may determine, all Claim payments and assessment work required to keep the Claims and this Option in good standing during the term of this Agreement.

   5.2 Area of Influence. For the purpose of this Agreement, the area covered by the Claims shall include an area of influence surrounding the outer perimeter of the Claims to a maximum of three miles (the "Area of Influence") and all mineral claims, interests or rights acquired (collectively, the
   "Interests"), dirtectly or indirectly, within the Area of influence before or after the date of signing of this Agreement by the Optionor during the currency of this Agreement shall become part of this Agreement. The Optionee agrees to reimburse the
Optionor for its out-of-pocket expenses, which are incurred by the Optionor upon its acquisition of the interests.

   6.        RIGHT TO ABANDON PROPERTY INTERESTS

        Should the Optionee, in its sole discretion, determine that any part of the Claims no longer warrants further exploration and development, then the Optionee may abandon such interests without affecting its rights or obligations under the Agreement, so long as the
Optionee  provides  the  Optionor  with  30  days  notice  of   its
   intention to do so. Upon receipt of   such  notice,  the  Optionor  my
request  that  the  Optionee retransfer title to such interests to the  Optionor, and the Optionee hereby agrees to do  so,  and  upon expiry of the 30 days, or upon the  earlier  transfer thereof such interests
shall  cease  to   be  part of the Claims.

   7.        TERMINATION OF OPTION

   7.1 The Option shall terminate upon 30 calendar days written notice being first provided by the Optionor to the Optionee, if the
Optionee fails to make the required share issuance or cash payments, or fails to complete the minimum cumulative and expenditures and assessment work in accordance with paragraph 5. 1 within the time periods specified.

   7.2 If the Optionee sball be in default of any requirement set forth in paragraph 5.1 herein, the Optionor shall give written notice to the Optionee specifying the default and the Optionee shall not lose any rights granted under this Agreement, unless within 30 days after the giving of notice of default by the Optionor, the Optionee has failed to take reasonable steps to cure the default by the appropriate performance.

   7.3 If the Option is terminated in accordance with paragraphs 7.1 and 7.2 herein), the Optionee shall have no interest in or to the Claims, and any share issuances, expenditures and payments made, or caused to be made, or incurred by the Optionee to or on behalf of the Optionor under this Agreement shall be non-refundable by the I Optionor to the Optionee for which the Optionee shall have no recourse.

             ACQUISITION OF INTERESTS IN THE CLAIMS

             At  such  time  as, the Optionee has made the  required  share issuance, minimum cumulative expenditures mid currency and other payments, in accordance with paragraph 5 heM4 within the time periods specified therein then the Option shall be deemed to have been exercised by the Optionee, and the Optionee shall have thereby, witbout any further act, acquired an undevided 100% interest in and to the Claims subjecct to the net smelter returrns royalty described below.

9.            NET SMELTER RETURNS ROYALTY

9.1 On the date the Optionee commences Commercial Production on the Claims, the Optionor shall be entitled to receive and the Optionee shall pay to the Optionor 2% of Net Smelter Returns,

9.2 The Optionee may at any tirne pay $500,000 to the Optionor to reduce the Net Smelter Returns payable to the Optioinor to 1% of Net Smelter Returns.

9.3 The Optionee shall be under no obligation whatsoever to place the Claims into Commercial Production and in the event it is placed into Commercial Production, the Optionee shall have the right, at any time, to curtail or suspend such production as it, in its absolute discretion, may determine.

9.4 Net Smelter Returns and the payments payable to the Optionor hereunder shall be adjusted and paid quarterly, all within 90 days after the end of each fiscal year during which the Claims were in Commercial Production, the records relateing to the calculation of Net Smelter Returns during that fiscal year shall be audited and any adjustments shall be made forthwith, and the audited statements shall, be delivered to the Optionor who shall have 60 days after receipt of such statements to question in writing their accuracy, and failing such question, the statements shall be deemed Correct.

9.5 For the purposes of paragraph 9.4, the Optionor or its representatives duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect those books and financial records of the, Optionee as are relevant to the determination of Net Smelter Returns, and, at the expense of tbe Optionor, to make copies thereof

10.           OPERATOR

After the execution of this Agreement, the Optionee, or at the Optionee's option, its respective associate or nominee will act as the operator of the Claim under this Agreement The Optionee, if operator, may resign as the Operator at any time by giving 30 calendar days prior written notice to the Optionor, and within such 30 day period, the Optionee may appoint another party wbo covenants to act as the operator of tbe claims upon such term as the Optionee sees At.

11.           POWER AND AUTHORITY OF THE OPERATOR

After the execution of this Agreement, the operator shall have the full right power and authority to do everything necessary or desirable in connection with the exploration and developement of the Claim and to determine the manner of operation of the Claims as a mine including, and without limiting the generality of the foregoing, the right, power and authority to:

  (a) Regulate access to the Claims subject only to the right of the parties hereto to have access to the Claims at all reasonable times for the purpose of inspecting work being done thereon but at their own  risk  and expense; and


  (b) Employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this conne0ion to delegate any of its powers and rights to perform its duties and obligations hereunder, but the operator shall not enter into contractual relationships with an
associated company except on terms   which are   commercially competitive,

12.           REGISTRATION AND TRANSFER OF PROPERTY INTERESTS

Upon the request of the Optionee, the Optionor shall assist the Optionee to record this Agreement with the appropriate mining recorder and, when required the Optionor shall further provide the Optionee with such recordable documents as the Optionee and its counsel shall require to record its due interest in respect of the Claims,

13.           FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

14.           FORCE MAJEURE

If  the  Optionee  is  prevented from or delayed  in  cornplying  with  any
provisions of this Agreement   by  reason  of  strikes,  labour  disputes,
lockouts,   labour shortages, power shortages,  fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Optionee, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay and the Optionee, insofar as is possible, shall promptly give written notice to the, Optionor of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Optionor as soon as such causes ceases to exist.

CONFIDENTIAL INFORMATION

No informatiom furnished by the Optionee to the Optionor hereunder in respect of the activities carried out on the Claims by the Optionee, or related to the sale of mineral products derived from the Claims shall be published by the Optionor without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities and corporation laws.

16.           ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement., communication, expectation, negotiation representation or understanding, whether oral or written express orimplied, statutory or otherwise, between the parties hereto with respect to the subject matterof this Agreement.

17.          NOTICE

17.1 Amy notice required to be given under this Agreement shall be deemed to be well and sufficiently given delivered by facsimile or sent by registered mail, in the case of the Optionor addressed as follows:

Robert Gordon Anderson
 Seven Mile Beach
PO Box 30620. Grand Cayman

and in the case of the Optionee addressed as follows

Bluestone Venwres Inc.
 8th Floor, 1006 Beach Avenue
 Vancouver, British Columbia
V6E 1T7

and any notice given as aforesaid shall be deemed to have been given, if delivered by facsimile, when transmitted or if mailed, on the second business day after the date of mailing.

17.2 Either party hereto may from time to time by notice in writing change its address for the purpose of this section.

18.    OPTION ONLY

Until the option is exercised, this is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder and any act or acts or payments made hereunder shall not be construed as obligating the Optionee to do any further acts or make any further payments.

19.          RELATIONSHIP OF PARTIES

Nothing   contained  in  this  Agreement  shall,  except  to   the   extent
specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

20.          FURTHER ASSURANCES

             The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement..

21.          TIME OF ESSENCE

Time shall be of the essence of this Agreement.

22.          TTTLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

23.          CURRENCY

All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States, of America.

24.           APPLICABLE. LAW

For all purpose this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of Ontario.

25,           ENUREMENT

This Agreement, shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

26.           ASSIGNMENT

This agreement may be assigned by either party hereto with the written consent of the other party which consent shall not be unreasonably withheld.







IN WITNESS WHEREOF this Agreement has been executed as of the day and Year first above written.


                                       Bluestone Ventures Inc.


/s/Robert Gordon Anderson              per;  /S/Edward Wong
Robert Gordon Anderson                          Edward Wong









                             EXHIBIT 10.2

               AMENDED MINERAL PROPERTY OPTION AGREEMENT

                  MINERAL PROPERTY AMENDING AGREEMENT


          THIS AGREEMENT dated for reference November 5, 2001.


BETWEEN:

          ROBERT GORDON ANDERSON, Seven Mile Beach, P.O. Box
          30620, Grand Cayman; and

          (the "Optionor")

     OF THE FIRST PART

AND:

          BLUESTONE VENTURES, INC., a body corporate, duly incorporated under the laws of the State of Nevada and having an office at 8th Floor, 1006 Beach Avenue, Vancouver, British Columbia, V6E 1T7;

          (the "Optionee")

                                                    OF THE SECOND PART

W H E R E A S :

A. The Optionor and The Optionee entered into a Mineral Property Option Agreement dated December 15, 2000 (the "Agreement"), whereby the Optionor granted to the Optionee the exclusive right to acquire an undivided 100% undivided right, title and interest in and to the Nag Lake property located in the Thunder bay Mining District, Ontario, Canada (Claim no. TB1195902) (the Claims);

B. The Optionor and the Optionee both desire that the Agreement be amended as set forth below;

          NOW THEREFORE IN CONSIDERATION of the payment of ONE THOUSAND DOLLARS ($1,000.00) by the Optionee to the Optionor, the receipt and sufficiency of which is hereby acknowledged, and other good and valuable consideration, including the premises, mutual covenants and agreements herein contained, the parties hereto agree to amend the Agreement as follows:

1. Subparagraphs 5.1 (b) and (c) be and are hereby deleted in their entirety and replaced with the following:



A         Cash Payments

     (b) Pay to the Optionor a total of $250,000 in the following manner:

          (i) $25,000 upon execution of this Agreement (the Optionor acknowledges receipt of this payment);

          (ii) $25,000 by June 1, 2002;

          (iii)     $100,000 by June 1, 2003;

          (iv) $100,000 on June 1, 2004;

          Expenditure Commitments

     (c) Provide funding of minimum cumulative expenditures for exploration and development work on the Claims of at least $100,000 under the direction of a qualified geologist or project engineer in the following manner:

          (i) $10,000 of expenditures to be incurred, or caused to be incurred, by the Optionee on the Claims by August 30, 2002;

          (ii) No less than a further $30,000 of expenditures to be incurred, or caused to be incurred, by the Optionee on the Claims by August 30, 2003; and

          (iii) No less than a further $60,000 of expenditures to be incurred, or caused to be incurred, by the Optionee on the Claims by August 30, 2004."

2. All of the terms and conditions of the Agreement, except as amended or modified hereby, remain in full force and effect.


IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

                               Bluestone Ventures, Inc.

/s/  Robert Gordon Anderson             per:  /s/ Edward Wong
----------------------------------                --------------------
     Robert Gordon Anderson                       Edward Wong, President















EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion of our Auditors= Report dated March 7, 2002, on the financial statements of Bluestone Ventures Inc. as at December 31, 2001 in the Company=s Prospectus dated __________________, 2002 when such financial information is read in conjunction with the financial statements referred to in our Report.


                                           Lancaster & David  signed

                                           Chartered Accountants


Vancouver, Canada
September 21, 2002




























                             EXHIBIT 22.2

            Consent of Independent Geologist to use of name

                        J.G. Burns & Associates
                          190 Graye Crescent
                       Timmins, Ontario, P4N 8K8

United States Securities and Exchange Commission
Washington, D.C. 20549

Re: Bluestone Ventures, Inc. Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as consulting geologist to Bluestone Ventures, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a summary report dated February 8, 2001 for the Nagunagisic Lake
Property, Thunder Bay Mining Division of Bluestone Ventures Inc.   I
consent to the use of my report in the Form SB-2 Registration Statement filed by the Company and to the references to me as a consulting geologist to the Company.



                         Very truly yours;


                         J.G. Burns & Associates

                         By:  /s/J.G. Burns